UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2025

BAIN CAPITAL PRIVATE CREDIT

(Exact name of Registrant as Specified in Its Charter)

DELAWARE	814-01474	87-6984749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 CLARENDON STREET, 37TH FLOOR, BOSTON, MA	02116
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 516-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2025, the Board of Trustees (the “Board”) of Bain Capital Private Credit (the “Company”) appointed Sabrina Rusnak-Carlson, 46, as General Counsel of the Company effective as of the close of business on September 25, 2025. Ms. Rusnak-Carlson will serve until her successor is duly appointed and qualified or until her earlier resignation or removal. Ms. Rusnak-Carlson joined Bain Capital in 2025. Ms. Rusnak-Carlson is the General Counsel of Credit and Capital Markets. Prior to joining Bain Capital, Ms. Rusnak-Carlson was the General Counsel of First Eagle Alternative Credit (formerly THL Credit) and prior thereto a Partner in the Private Credit Group of Proskauer Rose LLP. Ms. Rusnak-Carlson earned a Bachelor of Science with honors from the McDonough School of Business at Georgetown University, with a minor in international marketing and Spanish. Ms. Rusnak-Carlson also holds a Juris Doctor from Boston University School of Law.

Ms. Rusnak-Carlson has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer of the Company, and there is no arrangement or understanding under which Ms. Rusnak-Carlson was appointed as the Company’s General Counsel. There are no transactions or proposed transactions to which the Company is a party, or intended to be a party, in which Ms. Rusnak-Carlson has, or will have, a material interest subject to Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAIN CAPITAL PRIVATE CREDIT

Date: September 25, 2025	By:	/s/ Adriana Rojas Garzón
	Name:	Adriana Rojas Garzón
	Title:	Vice President